UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2026, Ocean Power Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with those institutional accredited investors identified on the signature page thereto (the “Purchasers”) pursuant to which the Company offered for sale to the Purchasers an aggregate of 25,000,000 shares of the Company’s common stock, par value $0.001 per share (the “common stock”), together with common warrants (the “common warrants”) to purchase up to 25,000,000 shares of common stock (the “offering”). The combined purchase price per share of common stock and accompanying common warrant was $0.40. The offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-275843), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on December 12, 2023, a  base prospectus included in the registration statement at the time it originally became effective, and a prospectus supplement, dated June 4, 2026, filed with the SEC on June 8, 2026 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”).

The common warrants will be exercisable beginning on the six month anniversary of the initial issuance date at an exercise price of $0.40 per share of common stock, subject to adjustment in certain circumstances, and will expire on the six year anniversary of the initial exercise date. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, the Company will round up to the next whole share. The common warrants also provide that in the event of a fundamental transaction, the Company is required to cause any successor entity to assume its obligations under the common warrants. In addition, in the event of a Fundamental Transaction (as such term is defined in the common warrant), the holder of the common warrant will be entitled to receive upon exercise of the common warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the common warrant immediately prior to such Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the common warrants will have the right to require the Company or a successor entity to purchase the common warrant for cash in the amount of the Black Scholes Value (as defined in the common warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the common warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common warrant that is being offered and paid to the holders of common stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of common stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

The common warrants initially provide that the holder may not exercise any portion of the common warrants to the extent that the holder (together with its affiliates) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such common warrant. Such percentage may be increased or decreased to any number not in excess of 9.99% at the holder’s election upon notice to the Company, any such change not to take effect until the 61st day after notice to the Company.

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a common warrant will not have the rights or privileges of a holder of common stock, including any voting rights, until the holder exercises such common warrant.

The closing of the offering is expected to occur on or about June 8, 2026. The Company expects the gross proceeds from the offering to be $10.0 million. The Company intends to use the net proceeds from the offering for working capital needs and for other general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The foregoing descriptions of the Securities Purchase Agreement and the common warrants are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the form of common warrant, copies of which are included as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The legal opinion, including the related consent, of Porter Hedges LLP relating to the issuance and sale of the shares of common stock, the common warrants and the shares of common stock underlying the common warrants is filed as Exhibit 5.1 hereto.

In connection with the offering, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) acted as exclusive placement agent. Pursuant to an engagement letter with Ladenburg, the Company agreed to pay Ladenburg a cash fee equal to 6.0% of the gross proceeds received in the offering and to reimburse certain expenses of Ladenburg up to $50,000.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended April 30, 2025, including the information discussed under the captions “Item 1. Business,” “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 8.01 Other Events.

On June 5, 2026, the Company issued a press release announcing the transactions contemplated by the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Common Warrant.

5.1	Opinion of Porter Hedges LLP.

10.1	Form of Securities Purchase Agreement dated June 4, 2026.

23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1).

99.1	Press Release dated June 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: June 8, 2026	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer